UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2022

DUTCH BROS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-40798	87-1041305
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street
Grants Pass,	Oregon		97526
(Address of principal executive offices)			(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2022 (the “Effective Date”), Dutch Bros Inc., a Delaware corporation (the “Company”), announced that Christine Barone (age: 49) will be appointed to serve as President of the Company, reporting to Joth Ricci, who will continue to serve as Chief Executive Officer. Ms. Barone’s anticipated start date as President is February 6, 2023.

Ms. Barone has served as Chief Executive Officer at True Food Kitchen, a high growth restaurant and lifestyle brand, since August 2016. Prior to that, she served in various leadership roles at Starbucks Corporation.

The Company entered into a letter agreement with Ms. Barone (the “Agreement”) providing for Ms. Barone’s employment as President. Ms. Barone will receive a base salary of $625,000, a signing bonus of $900,000, and is eligible to receive an annual cash bonus of 100% of her base salary, which will be prorated in 2023. Ms. Barone will receive a cell phone and internet stipend and a monthly housing allowance of $2,000. Ms. Barone is eligible to participate in the Company’s standard benefits, subject to the terms and conditions of such plans and programs, including certain post-employment cash severance payments and other benefits pursuant to her Participation Agreement under the Company’s Amended and Restated Severance and Change in Control Plan (the “Participation Agreement”). The foregoing description of the Agreement and the Participation Agreement is not complete, and is qualified in its entirety by reference to the Agreement and the Participation Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

There are no arrangements or understandings between Ms. Barone and any other persons pursuant to which she was selected as President, and there is no family relationship between Ms. Barone and any of the Company’s directors or other executive officers. Additionally, there are no transactions involving the Company and Ms. Barone that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with the aforementioned appointment, the Company will enter into its standard indemnification agreement with Ms. Barone, which form indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-258988) filed with the SEC on September 13, 2021, which requires the Company, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by the indemnitee as a result of the indemnitee being made a party to certain actions, suits, investigations and other proceedings.

Item 7.01 Regulation FD Disclosure.

On November 28, 2022, the Company issued a press release announcing the selection of Ms. Barone as President of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of November 7, 2022, by and between Dutch Bros Inc. and Christine Barone
10.2	Participation Agreement, dated as of November 9, 2022, by and between Dutch Bros Inc. and Christine Barone
99.1	Press release dated November 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	November 28, 2022	By:	/s/ Charles L. Jemley
Charles L. Jemley
Chief Financial Officer